Exhibit 99.1

Jack in the Box Inc. to Webcast Fourth Quarter Fiscal 2011 Earnings Conference Call on Nov. 22

SAN DIEGO--(BUSINESS WIRE)--November 14, 2011--Jack in the Box Inc. (NASDAQ:JACK) will report fourth quarter fiscal 2011 operating results after market close on Monday, Nov. 21, 2011, and the company will host a conference call to review the results on Tuesday, Nov. 22, 2011, beginning at 8:30 a.m. PT. The call will be webcast live over the Internet.

To access the live call through the Internet, log onto the Jack in the Box Inc. investors page at http://investors.jackinthebox.com at least 15 minutes prior to the call in order to download and install any necessary audio software. A playback of the call will be available through the conference-call link on the Jack in the Box Inc. investors page beginning at approximately 11:30 a.m. PT on Nov. 22, 2011.

About Jack in the Box Inc.

Jack in the Box Inc. (NASDAQ:JACK), based in San Diego, is a restaurant company that operates and franchises Jack in the Box® restaurants, one of the nation’s largest hamburger chains, with more than 2,200 restaurants in 19 states. Additionally, through a wholly owned subsidiary, the company operates and franchises Qdoba Mexican Grill®, a leader in fast-casual dining, with more than 550 restaurants in 42 states and the District of Columbia. For more information, visit www.jackinthebox.com.

CONTACT:
Jack in the Box Inc.
Investor Contact:
Carol DiRaimo, 858-571-2407
or
Media Contact:
Brian Luscomb, 858-571-2291